December 2024

Preliminary Pricing Supplement No. 5,169

Registration Statement Nos. 333-275587; 333-275587-01

Dated December 2, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature due December 21, 2029 Based on the Performance of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index, With 1-Year Initial Non-Call Period

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities do not guarantee the repayment of principal, do not provide for the regular payment of interest and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. Beginning after one year, the securities will be automatically redeemed if the index closing value on any of the monthly determination dates is greater than or equal to 100% of the initial index value, which we refer to as the call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 19.00% to 21.00% per annum (to be determined on the pricing date), as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value is greater than or equal to the call threshold level, investors will receive a fixed positive return that will also correspond to a return of approximately 19.00% to 21.00% per annum (to be determined on the pricing date), as set forth below. If the securities are not automatically redeemed prior to maturity and the final index value is less than the call threshold level but greater than or equal to 50% of the initial index value, which we refer to as the downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not automatically redeemed prior to maturity and the final index value is less than the downside threshold level, investors will be exposed to the decline in the underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. These long-dated securities are for investors who are willing to risk their principal and forgo current income and participation in the appreciation of the underlying index in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if the underlying index closes at or above the call threshold level on a monthly determination date or the final determination date, respectively, with no possibility of an early redemption until after the one-year non-call period and the limited protection against loss that applies only if the final index value is greater than or equal to the downside threshold level. Investors will not participate in any appreciation of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The S&P® 500 Futures 40% Intraday 4% Decrement VT Index (the “underlying index”) is a rules-based, long-only index that was developed by S&P® Dow Jones Indices LLC and was established on August 30, 2024. The underlying index employs a rules-based quantitative strategy that consists of a risk-adjusted approach based on volume-weighted average prices (“VWAPs”) of E-Mini S&P 500 Futures (the “futures contract”) and is rebalanced on an intraday basis. The strategy includes an overall volatility-targeting feature, and the underlying index is subject to a 4.0% per annum daily decrement.

The underlying index was developed to provide rules-based exposure to unfunded, rolling positions in the futures contract, with a maximum exposure to the futures contract of 400%.

On any day on which the level of the index is calculated (an “index calculation day”), the closing level of the underlying index will equal the sum of the cumulative return of the futures contract from the previous index calculation day to the current index calculation day (the “cumulative futures contract return”) and the closing level of the underlying index on the previous index calculation day minus a 4.0% per annum daily decrement.

For more information, see “Annex A—S&P® 500 Futures 40% Intraday 4% Decrement VT Index” below and “Risk Factors—Risks Relating to the Underlying Index” below.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying index:	S&P® 500 Futures 40% Intraday 4% Decrement VT Index
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	December 18, 2024
Original issue date:	December 23, 2024 (3 business days after the pricing date)
Maturity date:	December 21, 2029
Initial index value:	, which is the index closing value on the pricing date
Final index value:	The index closing value on the final determination date
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value is greater than or equal to the call threshold level:

$1,950.00 to $2,050.00 (to be determined on the pricing date)

●If the final index value is less than the call threshold level but is greater than or equal to the downside threshold level:

$1,000

●If the final index value is less than the downside threshold level:

$1,000 × index performance factor

Under these circumstances, you will lose at least 50%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $880.90 per security, or within $30.90 of that estimate. See “Investment Summary” beginning on page 4.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(2)See "Use of proceeds and hedging" on page 21.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 21, 2029 Based on the Performance of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index, With 1-Year Initial Non-Call Period

Principal at Risk Securities

Terms continued from previous page:
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following the 1-year initial non-call period, if, on any monthly determination date (other than the final determination date), beginning on December 18, 2029, the index closing value of the underlying index is greater than or equal to the call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the index closing value of the underlying index is below the call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 19.00% to 21.00% per annum, to be determined on the pricing date) for each monthly determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below. No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after one year, monthly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below. The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Downside threshold level:	, which is equal to 50% of the initial index value
Call threshold level:	, which is equal to 100% of the initial index value
Index performance factor:	Final index value divided by the initial index value
CUSIP:	61777RAD5
ISIN:	US61777RAD52
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments (Beginning After One Year)

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
1st determination date:	12/19/2025	1st early redemption date:	12/24/2025	$1,190.00 to $1,210.00
2nd determination date:	1/20/2026	2nd early redemption date:	1/23/2026	$1,205.833 to $1,227.50
3rd determination date:	2/18/2026	3rd early redemption date:	2/23/2026	$1,221.667 to $1,245.00
4th determination date:	3/18/2026	4th early redemption date:	3/23/2026	$1,237.50 to $1,262.50
5th determination date:	4/20/2026	5th early redemption date:	4/23/2026	$1,253.333 to $1,280.00
6th determination date:	5/18/2026	6th early redemption date:	5/21/2026	$1,269.167 to $1,297.50
7th determination date:	6/18/2026	7th early redemption date:	6/24/2026	$1,285.00 to $1,315.00
8th determination date:	7/20/2026	8th early redemption date:	7/23/2026	$1,300.833 to $1,332.50
9th determination date:	8/18/2026	9th early redemption date:	8/21/2026	$1,316.667 to $1,350.00
10th determination date:	9/18/2026	10th early redemption date:	9/23/2026	$1,332.50 to $1,367.50
11th determination date:	10/19/2026	11th early redemption date:	10/22/2026	$1,348.333 to $1,385.00
12th determination date:	11/18/2026	12th early redemption date:	11/23/2026	$1,364.167 to $1,402.50
13th determination date:	12/18/2026	13th early redemption date:	12/23/2026	$1,380.00 to $1,420.00
14th determination date:	1/19/2027	14th early redemption date:	1/22/2027	$1,395.833 to $1,437.50
15th determination date:	2/18/2027	15th early redemption date:	2/23/2027	$1,411.667 to $1,455.00
16th determination date:	3/18/2027	16th early redemption date:	3/23/2027	$1,427.50 to $1,472.50
17th determination date:	4/19/2027	17th early redemption date:	4/22/2027	$1,443.333 to $1,490.00
18th determination date:	5/18/2027	18th early redemption date:	5/21/2027	$1,459.167 to $1,507.50
19th determination date:	6/21/2027	19th early redemption date:	6/24/2027	$1,475.00 to $1,525.00
20th determination date:	7/19/2027	20th early redemption date:	7/22/2027	$1,490.833 to $1,542.50
21st determination date:	8/18/2027	21st early redemption date:	8/23/2027	$1,506.667 to $1,560.00
22nd determination date:	9/20/2027	22nd early redemption date:	9/23/2027	$1,522.50 to $1,577.50
23rd determination date:	10/18/2027	23rd early redemption date:	10/21/2027	$1,538.333 to $1,595.00
24th determination date:	11/18/2027	24th early redemption date:	11/23/2027	$1,554.167 to $1,612.50
25th determination date:	12/20/2027	25th early redemption date:	12/23/2027	$1,570.00 to $1,630.00
26th determination date:	1/18/2028	26th early redemption date:	1/21/2028	$1,585.833 to $1,647.50
27th determination date:	2/18/2028	27th early redemption date:	2/24/2028	$1,601.667 to $1,665.00
28th determination date:	3/20/2028	28th early redemption date:	3/23/2028	$1,617.50 to $1,682.50
29th determination date:	4/18/2028	29th early redemption date:	4/21/2028	$1,633.333 to $1,700.00
30th determination date:	5/18/2028	30th early redemption date:	5/23/2028	$1,649.167 to $1,717.50
31st determination date:	6/20/2028	31st early redemption date:	6/23/2028	$1,665.00 to $1,735.00
32nd determination date:	7/18/2028	32nd early redemption date:	7/21/2028	$1,680.833 to $1,752.50
33rd determination date:	8/18/2028	33rd early redemption date:	8/23/2028	$1,696.667 to $1,770.00
34th determination date:	9/18/2028	34th early redemption date:	9/21/2028	$1,712.50 to $1,787.50

December 2024 Page 2

Morgan Stanley Finance LLC

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Principal at Risk Securities

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
35th determination date:	10/18/2028	35th early redemption date:	10/23/2028	$1,728.333 to $1,805.00
36th determination date:	11/20/2028	36th early redemption date:	11/24/2028	$1,744.167 to $1,822.50
37th determination date:	12/18/2028	37th early redemption date:	12/21/2028	$1,760.00 to $1,840.00
38th determination date:	1/18/2029	38th early redemption date:	1/23/2029	$1,775.833 to $1,857.50
39th determination date:	2/20/2029	39th early redemption date:	2/23/2029	$1,791.667 to $1,875.00
40th determination date:	3/19/2029	40th early redemption date:	3/22/2029	$1,807.50 to $1,892.50
41st determination date:	4/18/2029	41st early redemption date:	4/23/2029	$1,823.333 to $1,910.00
42nd determination date:	5/18/2029	42nd early redemption date:	5/23/2029	$1,839.167 to $1,927.50
43rd determination date:	6/18/2029	43rd early redemption date:	6/22/2029	$1,855.00 to $1,945.00
44th determination date:	7/18/2029	44th early redemption date:	7/23/2029	$1,870.833 to $1,962.50
45th determination date:	8/20/2029	45th early redemption date:	8/23/2029	$1,886.667 to $1,980.00
46th determination date:	9/18/2029	46th early redemption date:	9/21/2029	$1,902.50 to $1,997.50
47th determination date:	10/18/2029	47th early redemption date:	10/23/2029	$1,918.333 to $2,015.00
48th determination date:	11/19/2029	48th early redemption date:	11/23/2029	$1,934.167 to $2,032.50
Final determination date:	12/18/2029	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment with respect to each determination date will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to a return of approximately 19.00% to 21.00% per annum.

December 2024 Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 21, 2029 Based on the Performance of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index, With 1-Year Initial Non-Call Period

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

Jump Securities with Auto-Callable Feature due December 21, 2029 Based on the Performance of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index, With 1-Year Initial Non-Call Period (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the index closing value on any of the monthly determination dates is greater than or equal to the call threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 19.00% to 21.00% per annum (to be determined on the pricing date), as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value is greater than or equal to the call threshold level, investors will receive a fixed positive return that will also correspond to a return of approximately 19.00% to 21.00% per annum (to be determined on the pricing date), as set forth below. If the securities are not automatically redeemed prior to maturity and the final index value is less than the call threshold level but greater than or equal to 50% of the initial index value, which we refer to as the downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not automatically redeemed prior to maturity and the final index value is less than the downside threshold level, investors will be exposed to the decline in the underlying index on a 1-to-1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	Approximately 5 years
Automatic early redemption (beginning after one year):

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this 1-year initial non-call period, if, on any monthly determination date, the index closing value of the underlying index is greater than or equal to the call threshold level, the securities will be automatically redeemed for the early redemption payment on the related early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 19.00% to 21.00% per annum, to be determined on the pricing date) for each monthly determination date, as follows*:

	●1st determination date:	$1,190.00 to $1,210.00
	●2nd determination date:	$1,205.833 to $1,227.50
	●3rd determination date:	$1,221.667 to $1,245.00
	●4th determination date:	$1,237.50 to $1,262.50
	●5th determination date:	$1,253.333 to $1,280.00
	●6th determination date:	$1,269.167 to $1,297.50
	●7th determination date:	$1,285.00 to $1,315.00
	●8th determination date:	$1,300.833 to $1,332.50
	●9th determination date:	$1,316.667 to $1,350.00
	●10th determination date:	$1,332.50 to $1,367.50
	●11th determination date:	$1,348.333 to $1,385.00
	●12th determination date:	$1,364.167 to $1,402.50
	●13th determination date:	$1,380.00 to $1,420.00
	●14th determination date:	$1,395.833 to $1,437.50
	●15th determination date:	$1,411.667 to $1,455.00
	●16th determination date:	$1,427.50 to $1,472.50
	●17th determination date:	$1,443.333 to $1,490.00
	●18th determination date:	$1,459.167 to $1,507.50
	●19th determination date:	$1,475.00 to $1,525.00
	●20th determination date:	$1,490.833 to $1,542.50
	●21st determination date:	$1,506.667 to $1,560.00
	●22nd determination date:	$1,522.50 to $1,577.50
	●23rd determination date:	$1,538.333 to $1,595.00
	●24th determination date:	$1,554.167 to $1,612.50

December 2024 Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due December 21, 2029 Based on the Performance of the S&P® 500 Futures 40% Intraday 4% Decrement VT Index, With 1-Year Initial Non-Call Period

Principal at Risk Securities

	●25th determination date:	$1,570.00 to $1,630.00
	●26th determination date:	$1,585.833 to $1,647.50
	●27th determination date:	$1,601.667 to $1,665.00
	●28th determination date:	$1,617.50 to $1,682.50
	●29th determination date:	$1,633.333 to $1,700.00
	●30th determination date:	$1,649.167 to $1,717.50
	●31st determination date:	$1,665.00 to $1,735.00
	●32nd determination date:	$1,680.833 to $1,752.50
	●33rd determination date:	$1,696.667 to $1,770.00
	●34th determination date:	$1,712.50 to $1,787.50
	●35th determination date:	$1,728.333 to $1,805.00
	●36th determination date:	$1,744.167 to $1,822.50
	●37th determination date:	$1,760.00 to $1,840.00
	●38th determination date:	$1,775.833 to $1,857.50
	●39th determination date:	$1,791.667 to $1,875.00
	●40th determination date:	$1,807.50 to $1,892.50
	●41st determination date:	$1,823.333 to $1,910.00
	●42nd determination date:	$1,839.167 to $1,927.50
	●43rd determination date:	$1,855.00 to $1,945.00
	●44th determination date:	$1,870.833 to $1,962.50
	●45th determination date:	$1,886.667 to $1,980.00
	●46th determination date:	$1,902.50 to $1,997.50
	●47th determination date:	$1,918.333 to $2,015.00
	●48th determination date:	$1,934.167 to $2,032.50

*The actual early redemption payment with respect to each applicable determination date will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value is greater than or equal to the call threshold level:

$1,950.00 to $2,050.00 (to be determined on the pricing date)

●If the final index value is less than the call threshold level but greater than or equal to the downside threshold level:

$1,000

●If the final index value is less than the downside threshold level:

$1,000 × index performance factor

If the final index value is less than the downside threshold level, investors will be fully exposed to the negative performance of the underlying index and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

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Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $880.90, or within $30.90 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying index. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying index, instruments based on the underlying index, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold level and the downside threshold level, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

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Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, beginning after one year, the securities will be automatically redeemed for an early redemption amount (corresponding to a return of approximately 19.00% to 21.00% per annum, to be determined on the pricing date) if the index closing value on any monthly determination date is greater than or equal to the call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

Beginning after one year, when the underlying index closes at or above the call threshold level on any monthly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date, corresponding to a return of approximately 19.00% to 21.00% per annum (to be determined on the pricing date). Investors do not participate in any appreciation of the underlying index.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that the underlying index closes below the call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes at or above the call threshold level. At maturity, investors will receive a cash payment equal to between $1,950.00 and $2,050.00 per stated principal amount, corresponding to a return of approximately 19.00% to 21.00% per annum (to be determined on the pricing date). Investors do not participate in any appreciation of the underlying index.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that the underlying index closes below the call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes below the call threshold level but at or above the downside threshold level of 50% of the initial index value. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a significant loss of principal at maturity

This scenario assumes that the underlying index closes below the call threshold level on each of the monthly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying index closes below the downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

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Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the index closing value of the underlying index on each of the monthly determination dates (beginning after one year), and the payment at maturity will be determined by reference to the index closing value on the final determination date. The actual initial index value, call threshold level and downside threshold level will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Initial Index Value:	2,000
Hypothetical Downside Threshold Level:	1,000, which is 50% of the hypothetical initial index value
Hypothetical Call Threshold Level:	2,000, which is 100% of the hypothetical initial index value
Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 19.00% per annum) for each monthly determination date (beginning after one year), as follows:

	●1st determination date:	$1,190.00
	●2nd determination date:	$1,205.833
	●3rd determination date:	$1,221.667
	●4th determination date:	$1,237.50
	●5th determination date:	$1,253.333
	●6th determination date:	$1,269.167
	●7th determination date:	$1,285.00
	●8th determination date:	$1,300.833
	●9th determination date:	$1,316.667
	●10th determination date:	$1,332.50
	●11th determination date:	$1,348.333
	●12th determination date:	$1,364.167
	●13th determination date:	$1,380.00
	●14th determination date:	$1,395.833
	●15th determination date:	$1,411.667
	●16th determination date:	$1,427.50
	●17th determination date:	$1,443.333
	●18th determination date:	$1,459.167
	●19th determination date:	$1,475.00
	●20th determination date:	$1,490.833
	●21st determination date:	$1,506.667
	●22nd determination date:	$1,522.50
	●23rd determination date:	$1,538.333
	●24th determination date:	$1,554.167
	●25th determination date:	$1,570.00
	●26th determination date:	$1,585.833
	●27th determination date:	$1,601.667
	●28th determination date:	$1,617.50
	●29th determination date:	$1,633.333
	●30th determination date:	$1,649.167
	●31st determination date:	$1,665.00
	●32nd determination date:	$1,680.833
	●33rd determination date:	$1,696.667
	●34th determination date:	$1,712.50
	●35th determination date:	$1,728.333
	●36th determination date:	$1,744.167

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	●37th determination date:	$1,760.00
	●38th determination date:	$1,775.833
	●39th determination date:	$1,791.667
	●40th determination date:	$1,807.50
	●41st determination date:	$1,823.333
	●42nd determination date:	$1,839.167
	●43rd determination date:	$1,855.00
	●44th determination date:	$1,870.833
	●45th determination date:	$1,886.667
	●46th determination date:	$1,902.50
	●47th determination date:	$1,918.333
	●48th determination date:	$1,934.167
	No further payments will be made on the securities once they have been redeemed.
Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value is greater than or equal to the call threshold level:

$1,950.00 (the actual payment at maturity for this scenario will be determined on the pricing date)

●If the final index value is less than the call threshold level but greater than or equal to the downside threshold level:

$1,000

●If the final index value is less than the downside threshold level:

$1,000 × index performance factor

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000

Automatic Call:

Example 1 — The securities are redeemed following the second determination date.

Date	Index Closing Value	Payment (per security)
1st Determination Date	500 (below the call threshold level, securities are not redeemed)	--
2nd Determination Date	2,800 (at or above the call threshold level, securities are automatically redeemed)	$1,205.833

In this example, the index closing value on the first determination date is below the call threshold level, and the index closing value on the second determination date is at or above the call threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive $1,205.833 per security on the related early redemption date, corresponding to an annual return of approximately 19.00%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying index.

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Payment at Maturity

In the following examples, the index closing value of the underlying index on each of the monthly determination dates (beginning after one year) is less than the call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — The final index value is at or above the call threshold level.

Date	Index Closing Value	Payment (per security)
1st Determination Date	600 (below the call threshold level, securities are not redeemed)	--
2nd Determination Date	500 (below the call threshold level, securities are not redeemed)	--
3rd Determination Date	550 (below the call threshold level, securities are not redeemed)	--
4th Determination Date	450 (below the call threshold level, securities are not redeemed)	--
5th to 48th Determination Dates	Various closing values (all below the call threshold level, securities are not redeemed)	--
Final Determination Date	3,000 (at or above the call threshold level)	$1,950.00

In this example, the index closing value is below the call threshold level on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the underlying index has appreciated 150% from the hypothetical initial index value. At maturity, investors receive $1,950.00 per security, corresponding to an annual return of approximately 19.00%. However, investors do not participate in the appreciation of the underlying index over the term of the securities.

Example 2 — The final index value is below the call threshold level but at or above the downside threshold level.

Date	Index Closing Value	Payment (per security)
1st Determination Date	600 (below the call threshold level, securities are not redeemed)	--
2nd Determination Date	520 (below the call threshold level, securities are not redeemed)	--
3rd Determination Date	610 (below the call threshold level, securities are not redeemed)	--
4th Determination Date	510 (below the call threshold level, securities are not redeemed)	--
5th to 48th Determination Dates	Various closing values (all below the call threshold level, securities are not redeemed)	--
Final Determination Date	1,620 (below the call threshold level, but above the downside threshold level)	$1,000

In this example, the index closing value is below the call threshold level on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the final index value is below the call threshold level but at or above the downside threshold level, and accordingly, investors receive a payment at maturity equal to the stated principal amount of $1,000 per security.

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Example 3 — The final index value is below the downside threshold level.

Date	Index Closing Value	Payment (per security)
1st Determination Date	600 (below the call threshold level, securities are not redeemed)	--
2nd Determination Date	620 (below the call threshold level, securities are not redeemed)	--
3rd Determination Date	510 (below the call threshold level, securities are not redeemed)	--
4th Determination Date	540 (below the call threshold level, securities are not redeemed)	--
5th to 48th Determination Dates	Various closing values (all below the call threshold level, securities are not redeemed)	--
Final Determination Date	800 (below the downside threshold level)	$1,000 × index performance factor = $1,000 × 40% = $400

In this example, the index closing value is below the call threshold level on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity. On the final determination date, the final index value is below the downside threshold level. Accordingly, investors are fully exposed to the negative performance of the underlying index over the term of the securities, and will receive a payment at maturity that is significantly less than the stated principal amount of the securities. The payment at maturity is $400 per security, representing a loss of 60% on your investment.

If the securities are not redeemed prior to maturity and the final index value is less than the downside threshold level, you will lose a significant portion or all of your investment in the securities.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final index value is less than the downside threshold level, you will be exposed to the decline in the closing value of the underlying index, as compared to the initial index value, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the index performance factor. In this case, the payment at maturity will be less than 50% of the stated principal amount and could be zero.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payments specified for each determination date, if the underlying index closes at or above the call threshold level on any monthly determination date, or to the fixed upside payment at maturity, if the securities have not been redeemed and the final index value is at or above the call threshold level. You will not participate in any appreciation of the underlying index, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the index closing value of the underlying index on any day will affect the value of the securities more than any other single factors, other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying index,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the futures contract or securities markets generally and which may affect the value of the underlying index, odividend rates on the securities underlying the indices referenced by the futures contract,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying index, the compositions of the indices referenced by the futures contract and changes in the constituent stocks of such indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. You cannot predict the future performance of the underlying index based on its historical performance. There can be no assurance that the index closing value of the underlying index will be at or above the call threshold level on any of the monthly determination dates (beginning after one year) or above the downside threshold level on the final determination date so that you do not suffer a significant loss on your initial investment in the securities. See “S&P® 500 Futures 40% Intraday 4% Decrement VT Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under

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the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭Investing in the securities is not equivalent to investing in the underlying index. Investing in the securities is not equivalent to investing in the underlying index, the futures contract or the component stocks of the indices referenced by the futures contract. As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the component stocks of the indices referenced by the futures contract.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to

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the underlying index, the futures contract or the component stocks of the indices referenced by the futures contract), including trading in the futures contract and the stocks that constitute the indices referenced by the futures contract as well as in other instruments related to the underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the indices referenced by the futures contract and other financial instruments related to the underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value, and, therefore, could increase (i) the value at or above which the underlying index must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment, or so that you receive a positive return at maturity, and (ii) the downside threshold level, which is the value at or above which the underlying index must close on the final determination date so that you are not exposed to the negative performance of the underlying index at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index value, the call threshold level, the downside threshold level, whether the securities will be redeemed on any early redemption date, the final index value and the payment you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing value in the event of a market disruption event or discontinuance of the underlying index, may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Index

￭No assurance can be given that the investment strategy used to construct the underlying index will achieve its intended results or that the underlying index will be successful or will outperform any alternative index or strategy that might reference the futures contract. No assurance can be given that the investment strategy on which the underlying index is based will be successful or that the underlying index will outperform any alternative strategy that might be employed with respect to the futures contract. The underlying index has been developed based on predetermined rules that may not prove to be advantageous or successful, and that will not be adjusted for market conditions.

￭The decrement of 4% per annum will adversely affect the performance of the underlying index in all cases, whether the underlying index appreciates or depreciates. The underlying index includes a decrement feature, whereby 4% per annum is deducted daily from the level of the underlying index. The level of the underlying index will track the performance of an index from which no such decrement is deducted, and as a result, the underlying index will underperform the tracked index in all cases. The level of the underlying index may decline even if the prices of the futures contract increase. Because of the deduction of the decrement, the underlying index will underperform the performance of an identical index without such a decrement feature.

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￭The underlying index is subject to risks associated with the use of significant leverage. At times, the underlying index will use significant leverage in an effort to achieve its target volatility. When the underlying index employs leverage, any declines in the prices of the futures contract will be magnified, resulting in accelerated losses.

￭The underlying index may not be fully invested. The underlying index is rebalanced on an intraday basis, meaning that it is rebalanced several times a day. When such rebalancing occurs, the underlying index’s exposure to the futures contract will be less than 100% when the implied volatility of the futures contract is above 40%. If the underlying index’s exposure to the futures contract is less than 100%, the underlying index will not be fully invested, and any uninvested portion will earn no return. The underlying index may be significantly uninvested on any given day, and will realize only a portion of any gains due to appreciation of the futures contract on any such day. Additionally, the 4.0% per annum decrement is deducted daily, even when the underlying index is not fully invested.

￭The underlying index was established on August 30, 2024 and therefore has very limited operating history. The performances of the underlying index and some of the component data have been retrospectively simulated for the period from January 1, 2019 to August 29, 2024. As such, performance for periods prior to the establishment of the underlying index has been retrospectively simulated by Morgan Stanley & Co. LLC on a hypothetical basis. A retrospective simulation means that no actual investment which allowed a tracking of the performance of the underlying index existed at any time during the period of the retrospective simulation. The methodology used for the calculation and retrospective simulation of the underlying index has been developed with the advantage of hindsight. In reality, it is not possible to invest with the advantage of hindsight and therefore this historical performance is purely theoretical and may not be indicative of future performance.

￭As the underlying index is new and has very limited historical performance, any investment in the underlying index may involve greater risk than an investment in an index with longer actual historical performance and a proven track record. All information regarding the performance of the underlying index prior to August 30, 2024 is hypothetical and back-tested, as the underlying index did not exist prior to that time. It is important to understand that hypothetical back-tested index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

oS&P® Dow Jones Indices LLC developed the rules of the underlying index with the benefit of hindsight - that is, with the benefit of being able to evaluate how the underlying index rules would have caused the underlying index to perform had it existed during the hypothetical back-tested period.

oThe hypothetical back-tested performance of the underlying index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested index performance information in this note are not necessarily representative of the market conditions that will exist in the future.

oIt is impossible to predict whether the underlying index will rise or fall. The actual future performance of the underlying index may bear little relation to the historical or hypothetical back-tested levels of the underlying index.

￭Higher future prices of the futures contract to which the underlying index is linked relative to its current prices may adversely affect the value of the underlying index and the value of the securities. The futures contract is currently listed for trading on the Chicago Mercantile Exchange. As the futures contract approaches expiration, it is replaced by a contract that has a later expiration. Thus, for example, a contract purchased and held in September may specify a December expiration. As time passes, the contract expiring in December is replaced by a contract for delivery in March. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the December contract would take place at a price that is higher than the price of the March contract, thereby creating a “roll yield.” While many futures contracts have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. It is also possible for the market for these contracts to be in “contango.” Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The presence of contango and absence of backwardation in the market for these contracts could result in negative “roll yields,” which could adversely affect the value of the underlying index, and, accordingly, the value of the securities.

￭Suspensions or disruptions of market trading in futures markets could adversely affect the price of the securities. Securities markets and futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as

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“daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the underlying index, and, therefore, the value of the securities.

￭Legal and regulatory changes could adversely affect the return on and value of your securities. Futures contracts and options on futures contracts, including those related to the underlying index, are subject to extensive statutes, regulations, and margin requirements. The Commodity Futures Trading Commission, commonly referred to as the “CFTC,” and the exchanges on which such futures contracts trade, are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures and options contracts and forward contracts.

￭Adjustments to the underlying index could adversely affect the value of the securities. The publisher of the underlying index may add, delete or substitute the underlying index Components or make other methodological changes that could change the value of the underlying index. Any of these actions could adversely affect the value of the securities. The publisher of the underlying index may also discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates.

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S&P® 500 Futures 40% Intraday 4% Decrement VT Index Overview

The S&P® 500 Futures 40% Intraday 4% Decrement VT Index is a rules-based, long-only index that was developed by S&P® Dow Jones Indices LLC (“S&P®”) and was established on August 30, 2024. The underlying index employs a rules-based quantitative strategy that consists of a risk-adjusted approach based on volume-weighted average prices of E-Mini S&P 500 Futures (the “futures contract”) and is rebalanced on an intraday basis. The strategy includes an overall volatility-targeting feature, and the underlying index is subject to a 4.0% per annum daily decrement. For additional information about the S&P® 500 Futures 40% Intraday 4% Decrement VT Index, see the information set forth under “Annex A—S&P® 500 Futures 40% Intraday 4% Decrement VT Index” below.

The inception date for the underlying index was August 30, 2024. The information regarding the underlying index prior to August 30, 2024 is a hypothetical retrospective simulation calculated by the underlying index publisher, using the same methodology as is currently employed for calculating the underlying index based on historical data. A retrospective simulation means that no actual investment which allowed a tracking of the performance of the index existed at any time during the period of the retrospective simulation. Investors should be aware that no actual investment which allowed a tracking of the performance of the underlying index was possible at any time prior to August 30, 2024. Such data must be considered illustrative only.

Information as of market close on November 25, 2024:

Bloomberg Ticker Symbol:	SPXF40D4
Current Index Value:	3,037.64
52 Weeks Ago:	1,534.74
52 Week High (on 11/11/2024):	3,108.30
52 Week Low (on 12/6/2023):	1,524.88

The following graph sets forth the hypothetical retrospective and historical daily index closing values of the underlying index for the period from January 1, 2019 through November 25, 2024. The related table sets forth the hypothetical retrospective and historical high and low closing values, as well as end-of-quarter closing values, of the underlying index for each quarter in the same period. The index closing value of the underlying index on November 25, 2024 was 3,037.64. The underlying index was established on August 30, 2024. The information prior to August 30, 2024 is a hypothetical retrospective simulation calculated by the underlying index publisher and must be considered illustrative only. No assurance can be given as to the closing value of the underlying index on any determination date, including the final determination date.

S&P® 500 Futures 40% Intraday 4% Decrement VT Index Daily Index Closing Values January 1, 2019* to November 25, 2024

*The underlying index was established on August 30, 2024. The information prior to August 30, 2024 is a hypothetical retrospective simulation calculated by the underlying index publisher and must be considered illustrative only.

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S&P® 500 Futures 40% Intraday 4% Decrement VT Index	High	Low	Period End
2019
First Quarter	741.21	509.79	713.44
Second Quarter	824.18	645.08	794.50
Third Quarter	878.74	698.59	785.63
Fourth Quarter	1,004.78	696.38	991.24
2020
First Quarter	1,140.81	690.60	755.28
Second Quarter	1,085.85	725.49	935.13
Third Quarter	1,478.37	944.74	1,195.32
Fourth Quarter	1,384.84	1,045.21	1,384.84
2021
First Quarter	1,527.40	1,294.53	1,440.77
Second Quarter	1,822.36	1,489.65	1,822.36
Third Quarter	2,114.03	1,691.05	1,691.05
Fourth Quarter	2,352.48	1,678.77	2,299.00
2022
First Quarter	2,349.45	1,510.69	1,813.13
Second Quarter	1,865.97	1,151.69	1,174.78
Third Quarter	1,510.45	982.38	982.38
Fourth Quarter	1,213.50	978.58	1,109.67
2023
First Quarter	1,376.03	1,086.61	1,301.40
Second Quarter	1,647.11	1,216.54	1,647.11
Third Quarter	1,801.45	1,286.59	1,298.00
Fourth Quarter	1,827.05	1,132.39	1,806.96
2024
First Quarter	2,427.24	1,674.42	2,427.24
Second Quarter	2,633.19	1,993.65	2,561.96
Third Quarter	2,926.00	2,264.02	2,877.78
Fourth Quarter (through November 25, 2024)	3,108.30	2,706.01	3,037.64

“S&P®” is a trademark of S&P® Global, Inc. For more information, see “Annex A—S&P® 500 Futures 40% Intraday 4% Decrement VT Index” below.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Postponement of the maturity date and early redemption dates:

If any determination date is postponed due to a non-index business day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled early redemption date or maturity date, the early redemption date or maturity date will be postponed to the second business day following that determination date as postponed, and no adjustment will be made to any early redemption payment or the payment at maturity made on such postponed date.

Underlying index publisher:	S&P® Dow Jones Indices LLC, or any successor thereof
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product

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Principal at Risk Securities

supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued. The costs of the securities borne by you and described beginning on page 6 above comprise the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities, by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the futures contract, in the stocks constituting the indices referenced by the futures contract, in futures and/or options contracts on the underlying index, the futures contract or the stocks constituting the indices referenced by the futures contract listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value and downside threshold level, and, therefore, could increase (i) the value at or above which the underlying index must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment, or so that you receive a positive return at maturity, and (ii) the downside threshold level, which is the value at or above which the underlying index must close on the final determination date so that you are not exposed to the negative performance of the underlying index at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

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Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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Annex A— S&P® 500 Futures 40% Intraday 4% Decrement VT Index

Overview

The S&P® 500 Futures 40% Intraday 4% Decrement VT Index (the “underlying index”) is a rules-based, long-only index that was developed by S&P® Dow Jones Indices LLC and was established on August 30, 2024. The underlying index employs a rules-based quantitative strategy that consists of a risk-adjusted approach based on volume-weighted average prices (“VWAPs”) of E-Mini S&P 500 Futures (the “futures contract”) and is rebalanced on an intraday basis. The strategy includes an overall volatility-targeting feature, and the underlying index is subject to a 4.0% per annum daily decrement.

Underlying Index Strategy

The underlying index was developed to provide rules-based exposure to unfunded, rolling positions in the futures contract, with a maximum exposure to the futures contract of 400%.

E-mini S&P 500 Futures

E-mini S&P 500 Futures are U.S. dollar-denominated futures contracts, based on the S&P 500® Index, traded on the Chicago Mercantile Exchange (the “CME”), representing a contract unit of $50 multiplied by the level of the S&P 500® Index, measured in cents per index point.

E-mini S&P 500 Futures contracts listed for the nearest nine quarters, for each March, June, September and December, and the nearest three Decembers are available for trading. Trading of the E-mini S&P 500 Futures contracts terminates at 9:30 A.M. Eastern time on the third Friday of the contract month.

The daily settlement prices of the E-mini S&P 500 Futures contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the CME during a specified settlement period. The final settlement price of the futures contract is based on the opening prices of the component stocks in the S&P 500® Index, determined on the third Friday of the contract month. For more information on the S&P 500® Index, see “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

Underlying Index Closing Level Calculation

On any day on which the level of the index is calculated (an “index calculation day”), the closing level of the underlying index will equal the sum of the cumulative return of the futures contract from the previous index calculation day to the current index calculation day (the “cumulative futures contract return”) and the closing level of the underlying index on the previous index calculation day minus a 4.0% per annum daily decrement (see “Decrement Deduction”).

The cumulative futures contract return from day t-1 to day t is calculated using hourly, volume-weighted data as follows:

(1)The product of (a) the VWAP of the futures contract calculated using execution window #1 on day t minus the VWAP of the futures contract calculated for execution window #7 with respect to the prior index calculation day (day t-1) and (b) the number of futures contract units as of the final observation window on day t-1; and

(2)The sum of the product of (a) the VWAP of the futures contract calculated using execution window i on day t minus the VWAP of the futures contract calculated for the prior execution window i-1 on day t and (b) the number of futures contract units as of the prior observation window i-1 with respect to each of execution windows #2-7.

At the end of each execution window on an index calculation day, the intraday underlying index level is calculated as follows:

With respect to execution window i=1 on day t

The sum of:

(1)The product of (a) the VWAP of the futures contract calculated using the first execution window on day t minus the VWAP of the futures contract calculated for execution window #7 with respect to the prior index calculation day (day t-1) and (b) the number of futures contract units as of the final observation window on day t-1; and

(2)the closing level of the underlying index with respect to day t-1.

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With respect to execution windows i=2 through i=6 on day t

The sum of:

(1)The product of (a) the VWAP of the futures contract calculated using the first execution window on day t minus the VWAP of the futures contract calculated for execution window #7 with respect to the prior index calculation day (day t-1) and (b) the number of futures contract units as of the final observation window on day t-1;

(2)the closing level of the underlying index with respect to day t-1; and

(3)the sum of the product of (a) the VWAP of the futures contract calculated for execution window i minus the VWAP of the futures contract calculated for the prior execution window i-1 and (b) the number of futures contract units as of the prior observation window i-1 for each of the execution windows on day t from and including execution window #2 through and including execution window i.

With respect to execution window i=7 on day t

The intraday index level with respect to execution window #7 on day t will be equal to the closing level of the underlying index with respect to day t.

Volume-Weighted Average Price (“VWAP”)

The closing level of the underlying index is in part calculated based on VWAPs of the futures contract calculated during different windows of time on the relevant index calculation days. The VWAP for the futures contract over a specific observation window is calculated by taking the sum of the products of (i) the price of a trade and (ii) the volume of such trade for all trades that occur within such observation window, and then dividing such sum by the total volume of trades that occur within the applicable observation window.

VWAP Observation and Execution Windows

For a scheduled full trading day, the VWAP observation and execution windows are defined as:

Window ID	Observation Window	Execution Window
1	10:00:00 to 10:05:00	09:55:00 to 10:15:00
2	11:00:00 to 11:05:00	10:55:00 to 11:15:00
3	12:00:00 to 12:05:00	11:55:00 to 12:15:00
4	13:00:00 to 13:05:00	12:55:00 to 13:15:00
5	14:00:00 to 14:05:00	13:55:00 to 14:15:00
6	15:00:00 to 15:05:00	14:55:00 to 15:15:00
7	15:55:00 to 16:00:00	15:55:00 to 16:00:00

For a scheduled full early close day, the VWAP observation and execution windows are defined as:

Window ID	Observation Window	Execution Window
1	12:55:00 to 13:00:00	12:55:00 to 13:00:00

All windows described above are in Eastern Time.

For VWAP calculations, trades that occur at times greater than or equal to the start time in a window and before the end time of the window are considered to have occurred within such window.

Calculating the Number of Futures Contract Units

When calculating the cumulative futures contract return, the number of futures contract units in the relevant observation window is calculated based on whether or not such observation window occurs on a day that is five business days prior to the expiry date of the current futures contract (an “index futures contract roll date”).

If day is not an index futures contract roll date, then:

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the number of futures contract units as of observation window on day will be equal to where,

= The weight determined on day at the final observation window

= The weight determined on day at observation window

If day is an index futures contract roll date, then:

for each observation window on day , except for the final observation window that occurs on such day, the number of futures contract units will be calculated as if day were not an index futures contract roll date.

However, when day is an index futures contract roll date, the number of futures contract units with respect to the final observation will be calculated as follows:

where,

= The number of units of the rolling-out futures contract as of the final observation window N on day

= The VWAP of the rolling-out futures contract calculated using execution window N - 1 on day

= The VWAP of the rolling-out futures contract calculated using execution window N on day

= The VWAP of the rolling-in futures contract calculated using execution window N on day

The weight used to calculate the number of futures contract units in an observation window is based on the target volatility level for the underlying index and the realized volatility of the futures contract. There is a 35% cap on the change in weight from the weight used in the prior observation window, whether such change is positive or negative.

Decrement Deduction

The underlying index applies a 4.0% per annum daily decrement that will adversely affect the performance of the underlying index in all cases, regardless of whether the underlying index appreciates or depreciates. The decrement feature is applied so that 4.0% per annum is deducted daily from the closing level of the underlying index. The decrement is applied daily after any leverage has been applied. Because of the deduction of the decrement, the underlying index will underperform the performance of an identical index without such a decrement feature.

Volatility Targeting

On a daily basis, the underlying index’s exposure to the futures contract is adjusted in an effort to seek a target volatility of 40%. If the volatility level of the underlying index is less than the target volatility of 40%, the underlying index will employ leveraged exposure of up to four times (meaning the underlying index can have up to 400% exposure to the futures contract) to seek to achieve the target volatility. Under no circumstances will the underlying index employ exposure of greater than 400% to the futures contract. If the volatility level of the underlying index is above 40%, the underlying index’s exposure to the futures contract will be reduced to be less than 100% in an effort to seek the target volatility of 40%.

Intraday Rebalancing

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The underlying index is rebalanced on an intraday basis, meaning that it is rebalanced at the end of each execution window that occurs on an index calculation day. Certain market disruption events, such as an unscheduled full-day market closure, may affect the timing of a rebalancing so that such rebalancing instead occurs on the next business day on which all necessary data is available.

Overview of Futures Markets

Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of electronic trading facilities and markets. As of the date of this document, the futures contract is an exchange-traded futures contract. A futures contract provides for a specified settlement month in which the cash settlement is made by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. However, the underlying index is not a total return index and does not reflect interest that could be earned on funds notionally committed to the trading of futures contracts.

At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm that is a member of the clearing house.

Futures exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.

December 2024 Page 26